Exhibit 10.1

                     REAL ESTATE PURCHASE AND SALE AGREEMENT



                       SCHNITZER INVESTMENT CORP., SELLER

                                       and


                         BARRETT BUSINESS SERVICES, INC.


                              Dated: August 9, 2005

                                   INDEX TO

                     REAL ESTATE PURCHASE AND SALE AGREEMENT

                                                                         Page


1.    Property Included in Sale............................................1


2.    Purchase Price/Remedies..............................................2


3.    Title to the Property................................................3


4.    Buyer's Due Diligence................................................3


5.    Buyer's Conditions to Closing........................................5


6.    Seller's Conditions to Closing.......................................6


7.    The Closing..........................................................7


8.    Representations and Warranties.......................................10


9.    Leasing and Indemnification..........................................13


10.   Condition of Property................................................13


11.   Possession...........................................................15


12.   Tax-Deferred Exchange................................................15


13.   Confidentiality......................................................15


14.   Miscellaneous........................................................16

                     REAL ESTATE PURCHASE AND SALE AGREEMENT

      THIS REAL ESTATE PURCHASE AND SALE AGREEMENT (the "Agreement"), is made as of the 9th day of August, 2005 (the "Agreement Date") by and between SCHNITZER INVESTMENT CORP., an Oregon corporation ("Seller"), and BARRETT BUSINESS SERVICES, INC., a Maryland corporation ("Buyer").

                                R E C I T A L S:

      WHEREAS, Seller desires to sell certain improved real property along with certain related personal and intangible property, and Buyer desires to purchase said real, personal and intangible property on the terms and conditions set forth herein;

      NOW, THEREFORE, in consideration of the foregoing and the mutual undertakings set forth herein, and for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Buyer and Seller hereby agree as follows:

      1. Property Included in Sale. Seller hereby agrees to sell and convey to Buyer, and Buyer hereby agrees to purchase from Seller, the following:

      (a) the improved real property commonly known as: 8100 NE Parkway Drive, Vancouver, Washington, and legally described on Exhibit A (the "Real Property");

      (b) Seller's interest in all rights, privileges and easements appurtenant to the Real Property, including, without limitation, all minerals, oil, gas and other hydrocarbon substances as well as all development rights, air rights, water, water rights (and water stock, if any) relating to the Real Property and any easements, rights-of-way or other appurtenances used in connection with the beneficial use and enjoyment of the Real Property;

      (c) Seller's interest in all improvements and fixtures located on the Real Property, including all buildings and structures presently located on the Real Property, all apparatus, equipment and appliances used in connection with the operation or occupancy of the Real Property, such as heating and air conditioning systems and facilities used to provide any utility services, refrigeration, ventilation, garbage disposal, recreation or other services on the Real Property (all of which are collectively referred to as the "Improvements");

      (d) Seller's interest in any tangible or intangible personal property owned by Seller and used in the ownership, use and operation of the Real Property and Improvements, (excepting those including the name "Schnitzer") now used in connection with the Real Property (the "Personal Property") and any contract or lease rights, agreements, utility contracts, maintenance and service contracts or other rights relating to the ownership, use and operation of the Real Property.

      (e) All of the items referred to in subparagraphs (a), (b), (c) and (d) above are hereinafter collectively referred to as the "Property."

      2. Purchase Price/Remedies.

      (a) The total purchase price (the "Purchase Price") for the Property is Eight Million Eight Hundred Fifty Thousand and No/100 Dollars ($8,850,000.00). The Purchase Price is payable by wire transfer of immediately available funds in U.S. dollars by the federal bank wire transfer system deliverable no later than 12:00 p.m. Pacific on the Closing Date (as defined herein) to Pacific Northwest Title of Oregon, Inc., 111 SW Columbia, Ste. 1280, Portland, Oregon 97201, Attn:
Yvonne Clifford (telephone: (503) 350-5040) (the "Escrow Agent").

      (b) Within two (2) business days of the Agreement Date, Buyer shall deposit into escrow with the Escrow Agent a promissory note in the amount of Two Hundred Thousand and No/100 Dollars ($200,000.00) as earnest money (the "Earnest Money Note"). If Buyer elects to proceed with the transaction, then upon giving its Approval Notice (as defined in Section 4(d) below), Buyer will convert the Earnest Money Note to cash and deposit the same into escrow with the Escrow Agent (the "Deposit"). Any interest earned on the Deposit shall be considered part of the Deposit. Except as otherwise provided in this Agreement, the Deposit shall be held by the Escrow Agent in a federally insured interest bearing account and applied against the cash portion of the Purchase Price at Closing.

      (c) IF BUYER FAILS, WITHOUT LEGAL EXCUSE, TO COMPLETE THE PURCHASE OF THE PROPERTY PURSUANT TO THIS AGREEMENT, THE DEPOSIT (INCLUDING ALL INTEREST EARNED FROM THE INVESTMENT THEREOF) SHALL BE PAID TO AND/OR RETAINED BY SELLER AS LIQUIDATED DAMAGES. THE PARTIES ACKNOWLEDGE THAT SELLER'S ACTUAL DAMAGES IN THE EVENT THAT THE SALE IS NOT CONSUMMATED WOULD BE EXTREMELY DIFFICULT OR IMPRACTICABLE TO DETERMINE. THEREFORE, BY SEPARATELY EXECUTING THIS SECTION BELOW, THE PARTIES ACKNOWLEDGE THAT THE DEPOSIT HAS BEEN AGREED UPON, AFTER NEGOTIATION, AS THE PARTIES' REASONABLE ESTIMATE OF SELLER'S DAMAGES AND AS SELLER'S EXCLUSIVE REMEDY AGAINST BUYER IN THE EVENT OF A BREACH BY BUYER AND THE CLOSING DOES NOT OCCUR AND AS SELLER'S SOLE AND EXCLUSIVE REMEDY AGAINST BUYER ARISING FROM SUCH DEFAULT. NOTWITHSTANDING THE FOREGOING, IN NO EVENT SHALL THIS PARAGRAPH 2(c) LIMIT THE DAMAGES RECOVERABLE BY EITHER PARTY AGAINST THE OTHER PARTY DUE TO THE OTHER PARTY'S OBLIGATION TO INDEMNIFY SUCH PARTY IN ACCORDANCE WITH THIS AGREEMENT. MOREOVER, THIS SECTION SHALL NOT PRECLUDE SELLER FROM RECOVERING ADDITIONAL DAMAGES FROM BUYER PURSUANT TO PARAGRAPH 9.

/s/ AUP                                   /s/ MDM
-----------------                         ----------------
SELLER'S INITIALS                         BUYER'S INITIALS

      (d) In the event that Seller shall be in default hereunder, Buyer's sole and exclusive remedy shall be either: (i) deliver a written notice to Seller within three (3) business days of learning of such default, stating with particularity the alleged default of Seller and the action required by Seller to cure such default, and stating Buyer's intent to terminate this Agreement if the default is not cured, whereupon Seller shall have seven (7) business days after receipt of such written notice in which to cure the alleged default to Buyer's reasonable satisfaction and to thereby prevent termination of this Agreement (and the Closing Date shall be delayed, if necessary, until the end of such seven (7) business day period), or in the event such default is not cured within such seven (7) business day period, terminate this Agreement by written notice to Seller and the Escrow Agent, in which case the Deposit shall be returned to Buyer; or (ii) if Seller's default results from its failure to transfer possession and title to the Property to Buyer at Closing, enforce specific performance; provided, however, that if specific performance is not obtained within thirty (30) days of the scheduled Closing Date, Seller shall be liable to Buyer for Buyer's actual out-of pocket costs and expenses (including, without limitation reasonable attorneys' fees and costs) incurred in connection with this Agreement or as a result of Seller's default hereunder. In no event under
(i) or (ii) above shall Seller be liable to Buyer for any punitive, speculative, consequential or other damages.

      3. Title to the Property. At the Closing, Seller shall convey to Buyer and Buyer shall accept marketable and insurable fee simple title to the Real Property, all rights, privileges and easements appurtenant thereto, and to the Improvements, by duly executed and acknowledged Statutory Warranty Deed in the form attached as Exhibit B (the "Deed"). Evidence of delivery of marketable and insurable fee simple title shall be the issuance of a current ALTA Owner's Extended Coverage Policy of Title Insurance (Form 1970-B) containing no exceptions to coverage other than the Permitted Exceptions (the "Title Policy") by Pacific Northwest Title of Oregon, Inc. (the "Title Company"), in the allocable amount of the Purchase Price, insuring fee simple title to the Real Property, Improvements, and appurtenant rights, privileges and easements, in the Buyer.

      4. Buyer's Due Diligence. On or before the date five (5) business days after mutual execution of this Agreement by Seller and Buyer (the "Delivery Date"), Seller shall deliver the following documents and instruments relating to the Property, all to the extent the same exist and are in Seller's possession or control (collectively "Seller Information"): (a) leases or occupancy agreements for any portion of the Property (including any parking area) and any amendments or other agreements relating to the leases (collectively the "Leases"); (b) any environmental reports in Seller's possession or control relating to the Property; (c) operating statements for the Property for the calendar years 2003 and 2004 to date; (d) current rent roll; (e) any existing surveys in Seller's possession or control; (f) occupancy permits and certificates of occupancy for the Improvements; (g) service and maintenance contracts which would remain in effect after Closing; (h) the most recent tax bills for the Property; and (i) pleadings, correspondence and other documentation relating to any litigation affecting the Property.

      Buyer shall be allowed to conduct the following due diligence prior to purchasing the Property ("Buyer's Due Diligence Review"):

      (a) Buyer's review of title to the Property as shown on an existing preliminary commitment for an ALTA (Form 1970-B) Owner's Extended Coverage title insurance policy and copies of all recorded documents referenced therein (collectively, the "Title Report") from the Title Company issued with respect to the Real Property and a current as-built ALTA/ACSM land survey showing the location of all improvements and recorded easements and other matters affecting title to the Property and certified to Buyer and Title Company (the "Survey"), all of which shall be delivered by Seller with the other Due Diligence Items. Within ten (10) business days after Buyer's receipt of the Title Report and Survey (the "Title Documents"), Buyer may approve or disapprove (in its sole and absolute discretion) the Title Documents for the Property by delivering written notice to Seller ("Buyer's Title Notice") specifying each title defect or matter for which Buyer is requesting a cure by Seller ("Title Defect") and each Title Company requirement ("Title Requirement") which Buyer is requesting Seller to satisfy in order for the Title Policy to be issued for the Property at Closing. Buyer's failure to deliver Buyer's Title Notice to Seller within the time period specified above shall be a conclusive presumption that Buyer has approved the Title Documents and this Agreement shall remain in full force and effect. Within five (5) business days after Buyer's Title Notice is given, Seller shall deliver to Buyer written notice ("Seller's Title Notice") of those Title Defects which Seller covenants and agrees to either eliminate or cure to Buyer's satisfaction by the Closing Date and those Title Requirements which Seller agrees to satisfy by the Closing Date. Seller's failure to deliver Seller's Title Notice to Buyer within the time period specified above shall be deemed to constitute Seller's election not to eliminate or cure any such Title Defect or to satisfy any such Title Requirements. If Seller elects (or is deemed to have elected) not to eliminate or cure any Title Defects or to not satisfy any Title Requirements, the Buyer shall have the right, by written notice delivered to Seller within five (5) business days of Seller's Title Notice or within five (5) business days after the expiration of the time period during which Seller is entitled to deliver Seller's Title Notice, whichever occurs first, to either (i) waive its prior notice as to the Title Defects which Seller has elected not to cure and those Title Requirements which Seller has elected not to satisfy; or (ii) terminate this Agreement as provided later in this section. Buyer's failure to deliver any written notice within such five (5) business day period shall be a conclusive presumption that Buyer has approved the Title Documents and this Agreement shall remain in full force and effect.

      (b) Buyer's review of the Seller Information provided to Buyer as set forth above.

      (c) Buyer's review of the physical and environmental characteristics and condition of the Property. Seller agrees to provide Buyer access to the Property following the Agreement Date for the purpose of performing, at Buyer's sole cost and expense, studies, physical inspections, investigations and tests on the Property (the "Studies"), provided that no such tests shall be conducted without at least two (2) business days prior notice to Seller (which may be oral) and Seller's prior approval of such Studies, which approval shall not be unreasonably  withheld,  conditioned  or  delayed.  Buyer's  access  is  further conditioned on Seller having a representative accompany Buyer and Buyer's consultants and Buyer providing Seller with certificates of insurance evidencing that Buyer's agents or contractors performing said Studies have insurance in types and amounts satisfactory to Seller as determined by Seller in its reasonable discretion. Buyer shall be required to conduct such Studies in a manner as to not disturb or interfere with the current use of the Property (which may require more than two (2) business days' notice for certain types of invasive testing), and upon completion of such Studies, Buyer agrees at its sole cost to restore the Property to the condition it was in immediately prior to such Studies, including, but not limited to, the immediate removal of anything placed on the Property in connection with such Studies. Copies of any reports, letters or other written information generated as a result of such Studies shall be provided to Seller. Buyer shall indemnify, defend (with counsel reasonably satisfactory to Seller), protect, and hold Seller harmless from and against any and all liability, loss, cost, damage, or expense (including, without limitation, attorneys' fees and costs) which Seller may sustain or incur by reason of or in connection with any Studies made by Buyer or Buyer's agents or contractors relating to or in connection with the Property, or entries by Buyer or its agents or contractors onto the Property; provided, however, that such indemnity obligation shall not include any liability, loss, cost, damage or expense (including attorneys' fees and costs) incurred by or asserted against Seller because of any existing environmental condition discovered or disclosed by such Studies. Notwithstanding any provision to the contrary in this Agreement, the indemnity obligations of Buyer under this Agreement shall survive any termination of this Agreement or the delivery of the deed and the transfer of title pursuant to this Agreement.

      (d) Seller shall use its good faith diligent efforts to arrange a meeting between Buyer and a representative of each tenant. Seller shall use its good faith diligent efforts to obtain from all tenants of the Property estoppel certificates in the form attached as Exhibit C and to deliver same to Buyer prior to the Approval Date, as such term is defined immediately below. Buyer's Due Diligence period shall include Buyer's review and satisfaction with the form and content of such estoppels.

      If on or before 5:00 p.m. Pacific time on the date that is thirty (30) days after the date this Agreement has been fully executed by both parties (the "Approval Date"), Buyer notifies Seller in writing of Buyer's satisfaction with the results of Buyer's Due Diligence Review (the "Approval Notice"), then this Agreement shall remain in full force and effect and the Deposit shall be held by the Escrow Agent and credited to the Purchase Price at Closing as provided herein. In the event Buyer fails to notify Seller in writing of Buyer's satisfaction with the results of Buyer's Due Diligence Review or in the event Buyer notifies Seller that it disapproves any aspect of its Due Diligence Review, on or before 5:00 p.m. Pacific time on the Approval Date, then this Agreement shall terminate without any liability on the part of either party, except for Buyer's indemnity obligations set forth in paragraph 4 above. In the event of such termination, the Earnest Money Note shall be returned to Buyer.

      5. Buyer's Conditions to Closing. The following conditions are conditions precedent to Buyer's obligation to purchase the Property:

      (a) Seller maintaining the Property in its present condition until Closing, reasonable wear and tear excepted. In the event that prior to Closing the Property, or any part thereof, is destroyed or materially damaged, and such damage exceeds $250,000.00, or if condemnation proceedings (including any conveyance in lieu of condemnation) are commenced against the Property, Buyer shall have the right, exercisable by giving notice of such decision to Seller within ten (10) business days after receiving written notice of such damage, destruction or condemnation proceedings, to terminate this Agreement, in which case neither party shall have any further rights or obligations hereunder. In the event of such termination, the Deposit shall be returned to Buyer. If Buyer elects to accept the Property in its then condition, all proceeds of insurance or condemnation awards payable to Seller by reason of such damage, destruction or condemnation shall be paid or assigned to Buyer and Seller shall credit the Purchase Price to the extent of any deductible under any policies of insurance, which credit shall not exceed the amount of such damages. In the event the casualty damage to the Property is $250,000.00 or less, Buyer shall accept the Property in its then condition and proceed with the purchase, in which case
Buyer shall accept payment or assignment of applicable insurance proceeds, if any, from policies of insurance maintained and paid for by Seller covering the Property up to the amount necessary to make the necessary repairs or restorations and Seller shall credit the Purchase Price to the extent of any deductible under any policies of insurance, which credit shall not exceed the amount of such damages.

      (b) Delivery by Seller at Closing of the Deed.

      (c) Delivery by Seller of the Assignment and Assumption of Leases in the form attached as Exhibit D.

      (d) Delivery by Seller of an Assignment of Warranties, Guaranties and Service Contracts in the form attached as Exhibit E.

      (e) Performance by Seller as and when required by this Agreement of each and every term, covenant, condition and agreement required to be performed by Seller pursuant to this Agreement.

      In the event that the conditions set forth above in this paragraph 5 are not satisfied (and Buyer is not otherwise in default of this Agreement), Buyer may terminate this Agreement, subject to paragraph 2(d) hereof, or waive satisfaction of the condition and close escrow, in either instance by giving written notice to Seller. In the event of such termination for reasons described in (a) - (e) above, the Deposit shall be returned to Buyer.

      6. Seller's Conditions to Closing. The following conditions are conditions precedent to Seller's obligation to sell the Property:

      (a) Delivery by Buyer at Closing of the Purchase Price, the executed Assignment and Assumption of Leases in the form attached as Exhibit D and the executed Assignment of Warranties, Guaranties and Service Contracts in the form attached as Exhibit E.

      (b) Performance by Buyer as and when required by this Agreement of each and every term, covenant, condition and agreement required to be performed by Buyer pursuant to this Agreement.

      In the event that the conditions in this paragraph 6 are not satisfied, Seller may elect, at its sole discretion, to terminate this Agreement or waive satisfaction of the condition and close escrow. In the event of such termination, the Deposit shall be retained by Seller and shall be non-refundable to the Buyer.

      7. The Closing.

      (a) The Closing hereunder shall be held and delivery of all items to be made at the Closing under the terms of this Agreement shall be made at the offices of the Escrow Agent within ten (10) business days after the Approval Date, or such other date prior thereto as Buyer and Seller may mutually agree in writing (the "Closing Date"). If the Closing does not occur on or before the Closing Date, the Escrow Agent shall, subject to the provisions of paragraph 2, and unless it is notified by both parties to the contrary, within three (3) business days after the Closing Date, return to the depositor thereof items which may have been deposited pursuant to this Agreement (other than the Deposit which shall be distributed as required above). Any such return shall not, however, relieve either party hereto of any liability it may have for its wrongful failure to close.

      (b) At or before the Closing, Seller shall deliver to escrow the following:

            (i)   the Deed;

      (ii) originals or copies of all Leases and New Leases (and amendments thereto, if any) in Seller's actual and physical possession covering any portion of the Property, any security deposits relating thereto in Seller's possession, and an executed Assignment and Assumption of Leases in the form attached as Exhibit D;

            (iii) Seller's Non-Foreign Certification in the form attached as Exhibit F;

            (iv)  notices to the tenants in the form attached as Exhibit G;

            (v) the executed Assignment of Warranties, Guaranties and Service Contracts in the form attached as Exhibit E; and

            (vi) if applicable, an executed Bill of Sale in the form attached as Exhibit H.

      Buyer may waive compliance on Seller's part under any of the foregoing items by an instrument in writing.

      (c) At or before the Closing, Buyer shall deliver to escrow the Purchase Price, the executed Assignment and Assumption of Leases in the form attached as Exhibit D and the executed Assignment of Warranties, Guaranties and Service Contracts in the form attached as Exhibit E.

      (d) Seller and Buyer shall each deposit such other instruments as are reasonably required by the Escrow Agent to close the escrow and consummate the purchase of the Property in accordance with the terms hereof.

      (e) Prorations

            (i) The following items shall be apportioned between Seller and Buyer effective at 12:01 a.m. on the date the Deeds are recorded and pro-rated on the basis of a 365-day year.

                  (A) Collected Rent. All collected rent (excluding tenant reimbursements for Operating Costs) and other collected income (and any applicable state or local tax on rent) under Leases in effect on the Closing Date shall be prorated as of the Closing. Buyer shall be credited with any rent and other income collected by Seller before Closing but applicable to any period of time after Closing. Any rent received by Seller after the Closing with respect to time periods after the Closing shall be delivered to Buyer within ten
(10) days of Seller's receipt. Buyer shall apply rent and other income from tenants that are collected after the Closing first to the current obligations then owing to Buyer for its period of ownership and then remitting sums owing to Seller with respect to periods prior to Closing, if any, to Seller. Buyer will make reasonable efforts, without suit, to collect any rents from tenants in occupancy at Closing owed to Seller with respect to any period prior to Closing. Seller may pursue collection as to any rent not collected by Buyer within six
(6) months following the Closing Date, provided that Seller shall have no right to terminate any Lease or any tenant's occupancy under any Lease in connection therewith. Seller is not restricted in any way from collecting any rent or other income owed by past tenants who are no longer in occupancy at Closing.

                  (B) Operating Costs. Seller, as landlord under the Leases, may be currently collecting from tenants under the Leases additional rent to cover taxes, insurance, utilities (to the extent not paid directly by tenants), common area maintenance and other operating costs and expenses (collectively, "Operating Costs") in connection with the ownership, operation, maintenance and management of the Real Property. Seller and Buyer shall each receive a debit or credit, as the case may be, for the difference between the tenants' current account balances for Operating Costs and amount of Operating Costs reimbursable to Seller. The parties shall reasonably estimate Operating Costs for Seller's period of ownership if final bills are not available. Those Operating Costs being paid directly by a tenant shall not be prorated. Operating Costs that are not payable by tenants either directly or reimbursable under the Leases shall be prorated between Seller and Buyer on an accrual basis.

                  (C) Taxes and Assessments. Real estate taxes and assessment installments imposed by governmental authority that are not yet due and payable and that are not reimbursable by tenants under the Leases as Operating Costs shall be prorated as of the Closing based upon the most recent ascertainable assessed values and tax rates. Seller shall receive a credit for any taxes and assessments paid by Seller and applicable to any period after the Closing. All refunds or tax savings relating to real estate taxes shall inure to the benefit of Seller if such refunds or tax savings relate to any period for which Seller owned the Property. Buyer shall remit to Seller any such refund or tax savings relating to such period immediately upon Buyer's receipt, after deducting any amounts due to tenants under the Leases. Any additional taxes relating to the year of Closing arising out of a change in the use of the Property or a change in ownership shall be assumed by Buyer effective as of Closing and paid by Buyer when due and payable, and Buyer shall indemnify Seller from and against any and all such taxes, which indemnification obligation shall survive Closing.

                  (D) Final Adjustment After Closing. If final prorations cannot be made at Closing for any item being prorated under this section, then Buyer and Seller agree to allocate such items on an accrual basis as soon as invoices or bills are available and applicable reconciliation with tenants have been completed, with final adjustment to be made no later than sixty (60) days after Closing. Income and expenses shall be received and paid by the parties on an accrual basis with respect to their period of ownership. Seller shall not, however, be charged for any increase in Operating Costs due to increased costs incurred by Buyer in respect of such subsequent to the Closing. Payments in connection with the final adjustment shall be due within thirty (30) days of written notice. Each party shall have reasonable access to, and the right to inspect and audit the other party's supporting documentation to confirm the final prorations; provided at least three (3) business days advance notice is given by the auditing party to the audited party.

            (ii) Leasing Commissions and Cost of Tenant Finish. At Closing, Buyer shall assume the obligation to pay all leasing commissions and the costs of tenant finish due after the Closing Date or that become due during the pendency of this Agreement with respect to the portion of the term of any Lease, expansion or renewal after the Closing Date. Leasing commissions or tenant finish costs that are payable on a monthly or other periodic basis during the Lease terms shall be prorated between the parties in the same manner as Operating Costs. Any leasing commissions and costs of tenant finish with regard to new leases of the Property entered into subsequent to the Agreement Date and prior to Closing (the "New Leases") shall be prorated between Buyer and Seller at Closing based upon the revenue from such New Leases received by Seller prior to Closing and the revenue to be received by Buyer for the term of the New Leases after Closing.

            (iii) Tenant Deposits. All tenant security deposits actually received by Seller (and interest thereon if required by law or contract to be earned thereon) and not theretofore applied to tenant obligations under the Leases or New Leases shall be transferred or credited to Buyer at Closing. As of the Closing, Buyer shall assume Seller's obligations related to tenant security deposits. Buyer shall indemnify, defend, and hold Seller harmless from and against all demands and claims made by tenants with respect to any security deposits actually transferred or credited to Buyer and shall reimburse Seller for all attorneys' fees incurred or that may be incurred as a result of any such claims or demands as well as for all loss, expenses, verdicts, judgments, settlements, interest, costs and other expenses incurred or that may be incurred by Seller as a result of any such claims or demands by tenants. Seller shall indemnify, defend, and hold Buyer harmless from and against all demands and claims made by tenants with respect to any security deposits not actually transferred or credited to Buyer and shall reimburse Buyer for all attorneys' fees incurred or that may be incurred as a result of any such claims or demands as well as for all loss, expenses, verdicts, judgments, settlements, interest, costs and other expenses incurred or that may be incurred by Buyer as a result of any such claims or demands by tenants.

            (iv) Utility Deposits. Buyer shall take all steps necessary to effectuate the transfer of all utilities to its name as of the Closing Date, and where necessary, post deposits with the utility companies. Seller shall use good faith diligent efforts to cause all utility meters are read as of the Closing Date. Seller shall be entitled to recover any and all deposits held by any utility company as of the Closing.

            (v) Insurance. The fire, hazard, and other insurance policies relating to the Property shall be cancelled by Seller as of the Closing Date and shall not, under any circumstances, be assigned to Buyer. All unearned premiums for fire and any additional hazard insurance premium or other insurance policy premiums with respect to the Property shall be retained by Seller.

      (f) The costs incurred in this transaction shall be allocated as follows:

            (i) Seller shall pay the portion of the Title Policy premium for an ALTA standard coverage owner's policy. Buyer shall pay for any special endorsements to the title policy and any ALTA extended coverage and recording fees applicable to the sale.

            (ii)  Seller shall pay the cost of any transfer taxes.

            (iii) Buyer shall pay the cost of any update of the Survey.

            (iv)  Each party shall pay its own legal fees and expenses.

            (v) Seller and Buyer shall each pay one-half (1/2) of the Escrow Agent's fee.

      8. Representations and Warranties.

      (a) Seller hereby represents and warrants to Buyer as follows:

            (i) Seller is a corporation duly organized and validly existing under the laws of the State of Oregon and is in good standing under the laws of Oregon.

            (ii) All closing documents executed by Seller which are to be delivered to Buyer at the Closing are or at the Closing will be duly authorized, executed, and delivered by Seller, are or at the Closing will be legal, valid, and binding obligations of Seller, are sufficient to convey title, and do not violate any provisions of any agreement to which Seller is a party or to which it is subject.

            (iii) To the best of Seller's knowledge, there are no parties or trespassers in possession or that have a right to possession of the Property, other than those tenants that have possession rights according to the Lease or New Leases.

            (iv) Seller has not received any written notice of any pending condemnation or similar proceeding affecting the Property, nor, to Seller's knowledge, is there any such proceeding or assessment contemplated by any governmental authority.

            (v) Seller has not received, nor is aware of any written notification from any governmental authority requiring any work to be done on the Property or advising of any condition (including, without limitation, hazardous substances or wastes) that would render the Property unusable or affect the usability of the Property or any part thereof for the purposes of Buyer.

            (vi) Seller has not granted, nor is Seller aware of, any right of first refusal or option to acquire any interest in the Property or any part thereof, and Seller has not sold or contracted to sell the Property or any party thereof, in favor of any person or entity other than Buyer and which is in effect as of the Agreement Date.

            (vii) Seller is the sole legal fee owner of the Property, and is not holding fee title as a nominee for any other person or entity.

            (viii) Except as included in the Seller Information or otherwise disclosed by Seller to Buyer, there exists no employment, union, purchase, service or maintenance contracts or any other contracts which would be binding on the Property after Closing.

            (ix) To the best of Seller's knowledge, Seller is not in default, and there has occurred no uncured event that, with notice, the passage of time or both would be a default, under any contract, agreement, lease, encumbrance, or instrument pertaining to the Property.

            (x) To the best of Seller's knowledge, there is no litigation or threatened litigation that could now or in the future in any way constitute a lien, claim, or obligation of any kind on the Property, affect the use, ownership or operation of the Property or otherwise adversely affect the Property. For purposes of this Section, litigation includes lawsuits, actions, administrative proceedings, governmental investigations and all other proceedings before any tribunal having jurisdiction over the Property.

            (xi) To the best of Seller's knowledge, the Property is not in violation of any law, ordinance, rule or regulation relating to the environmental conditions thereon. Moreover, Seller represents and warrants that, except as set forth in any environmental report(s) provided to, or made available for review by, Buyer, Seller has not used, generated, manufactured, produced, stored, released, discharged or disposed of on, under or about the Property (or off-site of the Property that might affect the Property) or transported from the Property, any Hazardous Substance (as defined below) in violation of any applicable Environmental Laws (as defined below), nor to the best of Seller's knowledge has any Hazardous Substance been used, generated, manufactured, produced, stored, released, discharged or disposed of on, under or about the Property (or off-site of the Property that might affect the Property). To the best of Seller's knowledge, except as disclosed in any environmental report(s) provided to, or made available for review by, Buyer, no underground storage tanks have been removed from the Property, and no underground storage tanks are located on the Property. The term "Hazardous Substance" means any hazardous or toxic substance, material or waste, pollutants or contaminants, as defined, listed or regulated now or in the future by any federal, state or local law, ordinance, code, regulation, rule, order or decree regulating, relating to or imposing liability or standards of conduct concerning, any environmental conditions, health or industrial hygiene (collectively, "Environmental Laws"), including without limitation, (i) chlorinated solvents, (ii) petroleum products or by-products, (iii) asbestos, (iv) polychlorinated biphenyls, and (v) anything that would be a hazardous waste, material or substance, toxic substance or pollutant, as defined under the federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, 42 U.S.C. ss. 9601 et. seq.; Hazardous Materials Transportation Act, 49 U.S.C. ss. 1801 et. seq.; Resource Conservation and Recovery Act, 42 U.S.C. ss. 6901 et. seq., the Clean Water Act, 42 U.S.C. ss. 1251 et. seq., and the regulations promulgated thereunder.

            (xii) To the best of Seller's knowledge, no labor, material or services have been furnished in, on, or about the Property or any part thereof as a result of which any mechanic's, laborer's or materialmen's liens or claims might arise.

      When used herein, the term "to the best of Seller's knowledge" shall mean and be limited to the current actual knowledge of current employees of each of Seller and its property management affiliate, Schnitzer Northwest, at the times indicated only, and not any implied, imputed or constructive knowledge, and without any express or implied duty of such individuals to conduct any independent inquiry or investigation and without any personal liability.

      (b) Buyer hereby represents and warrants to Seller as follows: (i) Buyer is a corporation duly organized and validly existing under the laws of the State of Maryland; (ii) all documents executed by Buyer which are to be delivered to Seller at Closing are or at the Closing will be duly authorized, executed, and delivered by Buyer, and are or at the Closing will be legal, valid, and binding obligations of Buyer, and do not and at the Closing will not violate any provisions of any agreement to which Buyer is a party or to which it is subject;
(iii) Buyer shall furnish all of the funds for the purchase of the Property (other than funds supplied by institutional lenders which will hold valid mortgage liens against the Property) and such funds will not be from sources of funds or properties derived from any unlawful activity; and (iv)

Buyer is a sophisticated investor with substantial experience in investing in assets of the same type as the Property and has such knowledge and experience in financial and business matters that Buyer is capable of evaluating the merits and risks of an investment in the Property.

      (c) The above representations of Seller and Buyer shall be true and correct as of the date such parties execute this Agreement and shall be deemed to be re-certified by Seller and Buyer as of the Closing Date. Each of Seller and Buyer shall defend, indemnify and hold harmless the other and their respective directors, officers, employees, agents, partners, subsidiaries, successors and assigns from any loss, damages, costs, expenses or liabilities (including reasonable attorneys' fees and costs) directly or indirectly arising from or attributable to the breach of any representation or warranty set forth in this Section 8 by such indemnifying party; provided, however, that all claims of Seller and Buyer against the other based on any such representation or warranty being false or based on any indemnity obligations of such party pursuant to this Agreement, must be made, if at all, no later than eighteen (18) months after the Closing Date, after which date the representations, warranties and indemnification obligations of the parties hereunder shall terminate and be of no further force or effect.

      9. Leasing and Indemnification. Buyer acknowledges that Seller may continue its leasing activity in the ordinary course of its business through the Approval Date. Seller shall submit any prospective leases and any modifications, amendments, renewals (which are not pre-approved per the terms of the lease) or terminations (other than the pre-described end of term) of existing leases to Buyer and shall arrange for Buyer to interview tenants and prospective tenants of the Property; provided, that Seller shall be entitled to have a representative present during any such interviews. All such prospective leases, modifications, amendments, renewals and terminations shall be subject to Buyer's reasonable consent which shall be deemed given if written notice of object is not given to Seller within three (3) business days of Seller's written request for consent and Buyer's interview of the tenant or prospective tenant. Any costs of tenant finish and lease commissions with regard to New Leases or renewal of current Leases of the Property entered into subsequent to the Agreement Date and prior to Closing shall be prorated between Buyer and Seller at Closing, provided the leases are approved in accordance with this paragraph, and subject to the prorations provisions of paragraph 7(e) above. Buyer shall indemnify Seller and Seller shall be fully released from any and all liability arising as a result of any Future Leasing Commissions due under any leasing commission agreements affecting the Property. "Future Leasing Commissions" shall be limited to those commissions resulting from the renewal or extension of any existing Lease, the exercise of any options under an existing Lease or the execution of a new lease after the Closing Date, and shall not include any commissions due and owing on or before the Agreement Date under the terms of any Leases or New Leases or leasing commission agreements in existence on the Agreement Date. Seller shall indemnify Buyer and Buyer shall be fully released from all liability arising as a result of any commissions due and owing on or before the Agreement Date under the terms of any leases or leasing commission agreements in existence on the Agreement Date. Notwithstanding the above, Seller and Buyer acknowledge that, in the event Seller presents to Buyer for approval a lease of any remaining vacant space in the building located on the Property and Buyer declines or fails to approve the same, then, in the event this transaction fails to close for any reason other than Seller's default or inability to convey the property to Buyer hereunder, Buyer shall pay

Seller within ten (10) days of demand, a sum equal to six (6) months rent under such proposed lease to reimburse Seller for loss of rentals from such proposed lease for a six (6) month period.

      10. Condition of Property. At or before the Approval Date, Buyer will have approved the physical and environmental characteristics and condition of the Property, as well as the economic characteristics of the Property. By waiver of its Due Diligence Review condition pursuant to paragraph 4, Buyer hereby waives any and all defects in the physical, environmental and economic characteristics and condition of the Property which would be disclosed by such inspection. Buyer further acknowledges that neither Seller nor any of Seller's officers or directors, nor Seller's employees, agents, representatives, nor any other person or entity acting on behalf of Seller (hereafter, for the purpose of this paragraph, such persons and entities are individually and collectively referred to as the "Seller"), except as otherwise expressly provided in paragraphs 8(a) and 14(b) herein, have made any representations, warranties or agreements (express or implied) by or on behalf of Seller as to any matters concerning the Property, the economic results to be obtained or predicted, or the present use thereof or the suitability for Buyer's intended use of the Property, including, without limitation, the following: suitability of the topography; the availability of water rights or utilities; the present and future zoning, subdivision and any and all other land use matters; the condition of the soil, subsoil, or groundwater; the purpose(s) to which the Property is suited; drainage; flooding; access to public roads; or proposed routes of roads or extensions thereof. Buyer acknowledges and agrees that the Property is to be purchased, conveyed and accepted by Buyer in its present condition, "as is" and that no patent or latent defect in the physical or environmental condition of the Property whether or not known or discovered, shall affect the rights of either party hereto. Any documents furnished to Buyer by Seller relating to the Property including, without limitation, rent rolls, service agreements, management contracts, maps, surveys, studies, pro formas, reports and other information, including but not limited to the Due Diligence Items, shall be deemed furnished as a courtesy to Buyer but without warranty from Seller. All work done in connection with preparing the Property for the uses intended by Buyer including any and all fees, studies, reports, approvals, plans, surveys, permits, and any expenses whatsoever necessary or desirable in connection with Buyer's acquiring, developing, using and/or operating the Property shall be obtained and paid for by, and shall be the sole responsibility of Buyer. Buyer has investigated and has knowledge of operative or proposed governmental laws and regulations including land use laws and regulations to which the Property may be subject and shall acquire the Property upon the basis of its review and determination of the applicability and effect of such laws and regulations. Buyer has neither received nor relied upon any representations concerning such laws and regulations from Seller.

      Except for claims of fraud or willful misrepresentation by Seller, and except for those representations and warranties expressly set forth herein, Buyer, on behalf of itself and its employees, agents, successors and assigns attorneys and other representatives, and each of them, hereby releases Seller from and against any and all claims, demands, causes of action, obligations, damages and liabilities of any nature whatsoever, whether alleged under any statute, common law or otherwise, directly or indirectly, arising out of or related to the condition, operation or economic performance of the Property.

      By signing in the space provided below in this paragraph 10, Buyer acknowledges that it has read and understood the provisions of this paragraph 10.

                              Buyer:      BARRETT BUSINESS SERVICES, INC.,
                                          a Maryland corporation


                                          By:   /s/ Michael D. Mulholland
                                                -------------------------
                                          Name: Michael D. Mulholland
                                          Its:  VP-Finance and Secretary


      11. Possession. Subject to the rights of tenants and other occupants, Buyer shall have the right of possession on the Closing Date, provided, however, that Seller shall allow authorized representatives of Buyer reasonable access to the Property for the purposes of satisfying Buyer with respect to satisfaction of any conditions precedent to the Closing contained herein.

      12. Tax-Deferred Exchange. Buyer and Seller agree that, at either Buyer's or Seller's sole election, this transaction shall be structured as an exchange of like-kind properties under Section 1031 of the Internal Revenue Code of 1986, as amended (the "Code"), and the regulations and proposed regulations thereunder. The parties agree that if either wishes to make such election, it must do so prior to the Closing Date. If either so elects, the other shall reasonably cooperate, provided any such exchange is consummated pursuant to an agreement that is mutually acceptable to Buyer and Seller and which shall be executed and delivered on or before the Closing Date. The electing party shall in all events be responsible for all costs and expenses related to the Section 1031 exchange and shall fully indemnify, defend and hold the other harmless from and against any and all liability, claims, damages, expenses (including reasonable attorneys' and paralegal fees and reasonable attorneys' and paralegal fees on appeal), proceedings and causes of action of any kind or nature whatsoever arising out of, connected with or in any manner related to such 1031 exchange that would not have been incurred by the non-electing party if the transaction were a purchase for cash. The provisions of the immediately preceding sentence shall survive closing and the transfer of title to subject Property to Buyer. Notwithstanding anything to the contrary contained in this paragraph, any such Section 1031 exchange shall be consummated through the use of a facilitator or intermediary so that Buyer shall in no event be requested or required to acquire title to any property other than the Property.

      13. Confidentiality. Buyer agrees not to disclose the terms of this Agreement or any "Confidential Information" (as defined below) to any party, other than such Buyer's agents, accountants, attorneys, employees, consultants and lender ("Buyer's Representatives") who have a need to know such information, without the Seller's prior written consent, except as may be required by law. Seller agrees not to disclose the terms of this Agreement to any party, other than such Seller's agents, accountants, attorneys, employees and consultants who have a need to know such information, without the Buyer's prior written consent except as may be required by law. Buyer will cause Buyer's Representatives to observe the terms of this paragraph, and Buyer will be responsible for any breach of this provision by Buyer or any of Buyer's Representatives. If Buyer or any of Buyer's Representatives are requested pursuant to, or become compelled by applicable law, regulation or legal process to disclose any Confidential Information, Buyer or Buyer's Representative(s) (as applicable) will provide Seller with prompt notice thereof and agree to assist Seller, at Seller's expense, to obtain protection of the Confidential Information by court order or otherwise. If Buyer elects under rights granted in this Agreement to terminate this Agreement, Buyer will deliver to Seller promptly after its termination notice copies of all written Confidential Information in Buyer' and Buyer's Representatives' possession or control, excepting information independently developed by or for or on behalf of Buyer which it may retain, subject to its obligation of confidentiality hereunder.

      For purposes of this provision, the term "Confidential Information" shall mean all written information given by Seller to Buyer or Buyer's Representatives, including environmental reports, analyses, cost information, reports, names of prospective tenants, existing tenant lists, license agreements, leases, contracts, agreements, studies, plans and specifications, and other items described in paragraph 4. Confidential Information shall not include information which (i) is or becomes generally available to and is known by the public (other than as a result of a disclosure by Buyer or Buyer's Representatives without written permission from Seller); (ii) is or becomes available to Buyer on a nonconfidential basis from any source (other than Seller or Seller's representatives), provided that such source is not prohibited from disclosing the information by legal, contractual or fiduciary obligation to Seller or another party; or (iii) is independently developed by Buyer.

      14. Miscellaneous.

      (a) Notices. Any notice required or permitted to be given under this Agreement shall be in writing and shall be deemed to be an adequate and sufficient notice if given in writing and service is made either by (i) personal delivery, in which case the service shall be deemed received the date of such personal delivery or refusal of delivery by the addressee; or (ii) nationally recognized overnight air courier service, next day delivery, prepaid, in which case the notice shall be deemed to have been received one (1) business day following delivery to such nationally recognized overnight air courier service, and to the following addresses:

            If to Seller:

            Anton U. Pardini
            Schnitzer Investment Corp.
            3200 NW Yeon Avenue
            Portland, OR 97210

            If to Buyer:

            William W. Sherertz
            Barrett Business Services, Inc.
            4724 SW Macadam Avenue
            Portland, OR 97239

      or such other address as either party may from time to time specify in writing to the other.

      (b) Brokers and Finders. Neither party has had any contact or dealings regarding the Property, or any communication in connection with the subject matter of this transaction, through any licensed real estate broker, entity, agent, commission salesperson, or other person who will claim a right to compensation or a commission or finder's fee as a procuring cause of the sale contemplated herein other than Columbia Commercial Properties, LLC, who represented Buyer and who will be paid a three percent (3%) commission by Seller. In the event that any other company, firm, broker, agent, commission salesperson or finder perfects a claim for a commission or finder's fee based upon any such contract, dealings or communication, the party through whom the company, firm, broker, agent, commission salesperson or finder makes his claim shall be responsible for said commission or fee and all costs and expenses (including reasonable attorneys' fees) incurred by the other party in defending against the same. No commission shall be paid or become payable unless the Closing actually occurs. The provisions of this subparagraph (b) shall survive Closing and any termination, cancellation or rescission of this Agreement.

      (c) Successors and Assigns. This Agreement shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors, heirs, administrators and assigns, and may be assigned by Buyer to an entity owned or controlled by Buyer, provided that Seller is given prior written notice and copies of the applicable documentation confirming such assignment; and provided further that any assignee by accepting assignment of this Agreement expressly agrees to assume all of Buyer's obligations under this Agreement and that no such assignment shall relieve Buyer from its primary liability under this Agreement.

      (d) Amendments and Terminations. Except as otherwise provided herein, this Agreement may be amended or modified only by a written instrument executed by Seller and Buyer.

      (e) Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the state of Washington.

      (f) Merger of Prior Agreements. This Agreement supersedes all prior agreements and understandings between the parties hereto relating to the subject matter hereof.

      (g) Enforcement. In the event either party hereto fails to perform any of its obligations under this Agreement or if a dispute arises concerning the meaning or interpretation of any provision of this Agreement, the party not prevailing in such dispute shall pay any and all costs and expenses incurred by the prevailing party in enforcing or establishing its rights hereunder, including, without limitation, court costs and reasonable attorneys' fees, whether incurred in mediation or arbitration, at trial or on appeal, or in any bankruptcy proceeding. Each of Buyer and Seller acknowledge that it has been advised by counsel as to its respective rights, duties and obligations in this Agreement and have had ample opportunity to negotiate same. Thus, both Buyer and Seller acknowledge that any ambiguity in this Agreement should not necessarily be resolved against the drafter of this Agreement.

      (h) Time of the Essence. Time is of the essence of this Agreement.

      (i) Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed to be an original, but such counterparts when taken together shall constitute but one Agreement.

      (j) No Recordation. Neither Seller nor Buyer shall record this Agreement or any memorandum thereof in or among the land or chattel records of any jurisdiction.

      (k) Proper Execution. The submission by Seller to Buyer of this Agreement in unsigned form shall have no binding force and effect, shall not constitute an option, and shall not confer any rights upon Buyer or impose any obligations on Seller irrespective of any reliance thereon, change of position or partial performance until Seller shall have executed this Agreement and the Earnest Money Note shall have been received by the Escrow Agent.

      (l) Computation of Time. The time in which any act is to be done under this Agreement is computed by excluding the first day, and including the last day, unless the last day is a holiday or Saturday or Sunday, and then that day is also excluded. Unless expressly indicated otherwise, (a) all references to time shall be deemed to refer to Pacific time; and (b) all time periods shall expire at 5:00 p.m. Pacific time.

      IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

                                    Seller:

                                    SCNNITZER INVESTMENT CORP.,
                                    an Oregon corporation


                                    By:   /s/ Anton U. Pardini
                                          --------------------
                                    Name: Anton U. Pardini
                                    Its:  Vice President

                                    Buyer:

                                    BARRETT BUSINESS SERVICES, INC.,
                                    a Maryland corporation


                                    By:   /s/ Michael D. Mulholland
                                          -------------------------
                                    Name: Michael D. Mulholland
                                    Its:  VP-Finance and Secretary

                              SCHEDULE OF EXHIBITS

Exhibit A   Legal Description of the Property
Exhibit B   Statutory Warranty Deed
Exhibit C   Estoppel Certificate
Exhibit D   Assignment of Leases
Exhibit E   Assignment of Warranties, Guaranties and Service Contracts
Exhibit F   Non-Foreign Certification
Exhibit G   Notice to Tenants
Exhibit H   Bill of Sale